Exhibit 10.6

PLACEMENT AGENCY AGREEMENT

October 31, 2018

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, NY 10022

Ladies and Gentlemen:

Introductory. Ritter Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to (i) issue and sell to certain purchasers (collectively, the “Purchasers”) up to $6.0 million of (A) the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), having the rights, preferences and privileges set forth in the Certificate of Designation of Rights, Preferences and Limitations to be filed by the Company with the Secretary of State of the State of Delaware, substantially in the form of Exhibit A-1 attached hereto (the “Series B Certificate of Designation”), which Series B Preferred Stock shall have a stated value of $1,000 per share and shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as provided in the Series B Certificate of Designation (such shares of Common Stock into which the Series B Preferred Stock is convertible, collectively, the “Series B Conversion Shares”), and (B) Common Stock purchase warrants, substantially in the form of Exhibit B attached hereto (collectively, the “Warrants”), which Warrants shall entitle the Purchasers to purchase, in the aggregate, a number of shares of Common Stock equal to 50% of the maximum number of Series B Conversion Shares issuable upon conversion in full of all shares of Series B Preferred Stock purchased by the Purchasers (such shares of Common Stock issuable upon exercise of the Warrants, collectively, the “Warrant Shares”) and shall be exercisable for a period of five (5) years, and (ii) issue to certain of the Purchasers, in exchange for their shares of the Company’s outstanding Series A Convertible Preferred Stock, par value $0.001 per share and stated value $1,000 per share (the “Series A Preferred Stock”), shares of the Company’s Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), having the rights, preferences and privileges set forth in the Certificate of Designation of Rights, Preferences and Limitations to be filed by the Company with the Secretary of State of the State of Delaware, substantially in the form of Exhibit A-2 attached hereto (the “Series C Certificate of Designation”), which Series C Preferred Stock shall have a stated value of $1,000 per share and shall be convertible into shares of Common Stock as provided in the Series C Certificate of Designation (such shares of Common Stock into which the Series C Preferred Stock is convertible, collectively, the “Series C Conversion Shares”). The Series B Preferred Stock, the Series B Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Purchased Securities”; the Series C Preferred Stock and the Series C Conversion Shares are collectively referred to herein as the “Exchanged Securities”; and the Purchased Securities and the Exchanged Securities are collectively referred to herein as the “Securities”.

The Securities will be offered, issued and sold to (or exchanged with, as applicable) the Purchasers in a private placement (the “Placement”) without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”), in reliance upon Section 4(a)(2) (“Section 4(a)(2)”) thereof and/or Rule 506(b) of Regulation D (“Regulation D”) thereunder. The Company hereby confirms that A.G.P./Alliance Global Partners has agreed to act as Placement Agent (the “Placement Agent”) in connection with the Placement, subject to the terms, conditions and other provisions of this Agreement.

The Securities are to be issued and sold to (or exchanged with, as applicable) the Purchasers pursuant to a Securities Purchase Agreement, substantially in the form of Exhibit C hereto (the “Securities Purchase Agreement”), to be entered into by the Company and each of the Purchasers. Holders of the Securities will be entitled to the benefits of those certain resale registration rights set forth in a Registration Rights Agreement, substantially in the form of Exhibit D hereto (the “Registration Rights Agreement”) to be entered into between the Company and each of the Purchasers, pursuant to which the Company will agree, among other things, to file with the Commission a resale registration statement pursuant to Rule 415 under the Securities Act (the “Resale Registration Statement”) covering the resale of the Series B Conversion Shares, the Series C Conversion Shares and the Warrant Shares, and to use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective within the time periods specified in the Registration Rights Agreement.

This Agreement, the Series B Certificate of Designation, the Series C Certificate of Designation, the Warrants, the Securities Purchase Agreement, the Registration Rights Agreement, and the escrow agreement, substantially in the form of Exhibit E hereto, to be entered into by the Company, the Placement Agent, Corporate Stock Transfer, Inc., as Escrow Manager, and Collegiate Peaks Bank, as Escrow Agent, in connection with the Placement (the “Escrow Agreement”), are referred to herein collectively as the “Transaction Documents”, and the transactions contemplated hereby and thereby are referred to herein collectively as the “Transaction.”

The Company has prepared a management presentation dated October 2018 (the “Management Presentation”) to be used in connection with the Placement. The information in the Management Presentation is based upon the Company’s public filings, including reports filed or furnished by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), from and after January 1, 2015 (the “Public Filings”). The Management Presentation and the Public Filings, shall collectively be hereinafter referred to as the “Disclosure Package.”

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Representations, Warranties and Agreements of the Company and the Placement Agent.

A. Representations, Warranties and Agreements of the Company. In addition to the other representations, warranties and agreements contained in this Agreement and in Section 3.1 of Article III of the Securities Purchase Agreement, all of which are incorporated herein by reference and upon which the Placement Agent may rely as a third-party beneficiary thereof, the Company hereby represents, warrants and agrees with, the Placement Agent as follows:

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(a) No Material Misstatement or Omission. As of their respective dates (or, if amended or superseded by a filing prior to the closing date of the Placement (the “Closing Date”), then as of the date of such filing), each of the Public Filings by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder. None of the Management Presentation or the Public Filings, as of their respective dates, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Placement Materials. The Company has delivered to the Placement Agent copies of the Management Presentation in such quantities and at such places as the Placement Agent has reasonably requested or will reasonably request. The Company has not distributed and will not distribute, prior to the Closing Date, any materials in connection with the Placement other than the Management Presentation, its Public Filings and drafts or definitive versions of the Transaction Documents and the other agreements, instruments and documents to be entered into or delivered in connection with the Transaction.

(c) The Transaction Documents. The Company has all necessary power and authority to execute and deliver the Transaction Documents and to perform and carry out its obligations hereunder and thereunder; each of the Transaction Documents has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(d) Forward Looking Statements . The statements (including the assumptions described therein) included in the Management Presentation (i) are and will be within the coverage of Rule 175(b) under the Securities Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (ii) were and will be made by the Company with a reasonable basis and reflect the Company’s good faith estimate of the matters described therein.

(e) Stock Exchange Listing. The Company shall cause the Series B Conversion Shares, the Series C Conversion Shares and the Warrant Shares to be listed on The Nasdaq Capital Market prior to the effectiveness of the Resale Registration Statement and shall use its best efforts to maintain the continued listing of such Series B Conversion Shares, the Series C Conversion Shares and the Warrant Shares.

(f) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company’s execution, delivery and performance of this Agreement, and each of the other Transaction Documents, do not, and will not, (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with or violate, or constitute a default (or an event that with notice or lapse of time or both would become a default) (a “Default”) under or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance or adverse claim upon any property or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture, mortgage, loan or credit facility, note, contract, franchise, lease, debt or other instrument or other understanding to which the Company is a party (including, without limitation, any agreement or arrangement between the Company and any other investment bank, underwriter, placement agent, broker-dealer or finder) or by which any property or asset of the Company is bound, or affected (each, an “Existing Instrument”) or require the consent of any other party to any Existing Instrument or other third party, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Change (defined as: any development that could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, any such change is called a “Material Adverse Change”), or (iii) result in a violation of any law, rule, administrative regulation, order, judgment, injunction, administrative or court decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company is bound or affected, except to the extent that such violation would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and the other Transaction Documents other than the Required Approvals (as such term is defined in the Securities Purchase Agreement).

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(g) No Price Stabilization or Manipulation; Compliance with Regulation M, etc. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of its Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)), whether to facilitate the sale or resale of any of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M or facilitate any short-selling of the Series B Conversion Shares, the Series C Conversion Shares or the Warrant Shares by Purchasers.

(h) Brokers. Except for the Placement Agent, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of the Placement or the transactions contemplated thereby.

(i) QIBs and Accredited Investors. The Company will not offer or sell any of the Securities to any person whom it reasonably believes is not (i) a “qualified institutional buyer” as defined in Rule 144A (“QIBs”) or (ii) an institutional “accredited investor” (as defined in clauses (1), (2), (3) and (7) of Rule 501(a) of Regulation D).

(j) Purchasers; Compliance With Rule 502(d). The Company will exercise reasonable care to assure that the Purchasers are not “underwriters” within the meaning of Section 2(a)(11) of the Securities Act and, without limiting the foregoing, that such purchases will comply with Rule 502(d) under the Securities Act.

(k) No General Solicitation. Neither the Company nor any of its Affiliates have engaged, and will engage, directly or indirectly in any form of “general solicitation” or “general advertising” in connection with the offering of the Securities (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2); and the Company has not entered, and will not enter, into any arrangement or agreement with respect to the distribution of the Securities, except for the Transaction Documents, and the Company agrees not to enter into any such arrangement or agreement.

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(l) No Integration. Neither the Company nor any of its affiliates has directly or indirectly sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) that is, or would be, integrated with the sale of any of the Securities in a manner that would require the registration under the Securities Act of any of the Securities.

(m) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under United States law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement and the other Transaction Documents or the issuance and sale by the Company of the Securities.

(n) Patriot Act Compliance. Neither the issuance and sale of the Securities by the Company nor the Company’s use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. The Company is in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).

(o) No Offer and Sale Within Six Months. The Company has not sold or issued any security of the same or similar class or series as any of the Securities or any security convertible into, or exercisable for, shares of Common Stock during the six-month period preceding the date of the Securities Purchase Agreement, including any sales pursuant to Rule 144A under the Securities Act, Section 4(a)(2) or Regulation D (other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee or director compensation plans or pursuant to outstanding options, rights, warrants or other convertible securities), and has no intention of making, an offer or sale of such securities, for a period of six months after the date of the Securities Purchase Agreement, except for (i) the offering of Securities as contemplated by the Transaction Documents and (ii) any offer or sale of securities that would not be integrated with the sale of any of the Securities in a manner that would require the registration under the Securities Act of the sale by the Company of the Securities, provided that any such offering and sale of securities (other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee or director compensation plans or pursuant to outstanding options, rights, warrants or other convertible securities) made within six months of the date hereof shall be accompanied by an opinion addressed to or that may be relied upon by the Placement Agent, and provided further, that in no event shall the Company offer or sell any securities prior to the expiration of the Lock-up Period set forth in Section 4.12(a) of the Securities Purchase Agreement, except as otherwise permitted by Section 4.12 of the Securities Purchase Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

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(p) No Disqualification Events. Neither the Company nor any Company Related Persons (as defined below) are subject to any of the disqualifications set forth in Rule 506(d) of Regulation D (each, a “Disqualification Event”). The Company has exercised reasonable care to determine whether any Company Related Person is subject to a Disqualification Event. The Disclosure Package contains a true and complete description of the matters required to be disclosed with respect to the Company and the Company Related Persons pursuant to the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable. As used herein, “Company Related Persons” means any predecessor of the Company, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Placement, any general partner or managing member of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, and any “promoter” (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity. The Company will promptly notify the Placement Agent in writing of (1) any Disqualification Event relating to any Company Related Person and (2) any event that would, with the passage of time, become a Disqualification Event relating to any Company Related Person.

(q) Certificates. Any certificate signed by an officer of the Company and delivered to the Placement Agent in connection herewith shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

(r) Disclosure. No representation or warranty contained in Section 2 of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading in the context of such representations and warranties.

The Company acknowledges that each of the Placement Agent and, for purposes of the opinion to be delivered pursuant to Section 4 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B. Representations, Warranties and Agreements of the Placement Agent. The Placement Agent hereby represents, warrants and covenants to, and agrees with, the Company as follows:

(a) No General Solicitation. The Placement Agent will not solicit offers for the Company for the Securities by means of any form of general solicitation or general advertising in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(a)(2).

(b) Limitation on Offerees. The Placement Agent will solicit offers for the Company for the Securities only from persons whom it reasonably believes to be (i) a QIB or (ii) an institutional “accredited investor” (as defined in clauses (1), (2), (3) and (7) of Rule 501(a) of Regulation D).

(c) Authority. This Agreement has been duly authorized, executed and delivered by the Placement Agent, and upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Placement Agent enforceable against it in accordance with its terms, except as may be limited by principles of public policy and, as to enforceability, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditor’s rights from time to time in effect and subject to general equity principles.

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(d) No Conflict. None of the execution or delivery of or performance by the Placement Agent under this Agreement or any other agreement or document entered into by the Placement Agent in connection herewith or the consummation of the transactions herein or therein contemplated conflicts with or violates, any agreement or other instrument to which the Placement Agent is a party or by which its assets may be bound, or its limited liability company agreement, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Placement Agent or any of its assets, except in each case as would not have a material adverse effect on the transactions contemplated hereby.

(e) No Disqualification Event. Neither the Placement Agent nor any Placement Agent Related Persons (as defined below) are subject to any Disqualification Event as of the date hereof. The Placement Agent has exercised reasonable care to determine whether any Placement Agent Related Person is subject to such a Disqualification Event. As used herein, “Placement Agent Related Persons” means any predecessor of the Placement Agent, any affiliated issuer, any director, executive officer, other officer of Placement Agent participating in the Placement, any general partner or managing member of the Placement Agent, any beneficial owner of 20% or more of the Placement Agent’s outstanding voting equity securities, calculated on the basis of voting power, and any “promoter” (as defined in Rule 405 under the Securities Act) connected with the Placement Agent in any capacity. The Placement Agent agrees to promptly notify the Company in writing of (1) any Disqualification Event relating to any Placement Agent Related Person and (2) any event that would, with the passage of time, become a Disqualification Event relating to any Placement Agent Related Person.

Section 2. Engagement of Placement Agent; Fees; Expenses.

(a) Engagement of Placement Agent. The Company agrees that it has engaged A.G.P./Alliance Global Partners as its exclusive placement agent with respect to the Placement, and the Company hereby authorizes the Placement Agent as its exclusive placement agent to act as such in connection with the Placement. On the basis of the representations, warranties and agreements of the Company contained in or incorporated by reference into this Agreement, and subject to, and in accordance with, the terms, conditions and other provisions hereof, A.G.P./Alliance Global Partners agrees to act as exclusive Placement Agent to place the Securities as contemplated by this Agreement and the Securities Purchase Agreement. The term of the Placement Agent’s exclusive engagement will be until the earlier of (i) November 30, 2018 and (ii) the completion and consummation of the Placement, subject to earlier termination pursuant to and in accordance with Section 7 below and giving effect to any required notice period as therein provided (the “Offering Period”). The date on which the Offering Period expires or terminates referenced in the immediately preceding sentence is referred to herein as the “Termination Date.” The Company acknowledges that the Placement Agent’s engagement hereunder does not constitute any firm commitment or undertaking, express or implied, on the part of the Placement Agent to purchase or place any of the Securities and does not constitute any representation, warranty or agreement that any financing will be available to the Company.

(b) Placement Agent’s Fees and Expenses. As compensation for the Placement Agent’s services hereunder, the Company hereby agrees to pay the Placement Agent, on the Closing Date, a cash fee in an amount equal to seven percent (7%) of the aggregate gross proceeds from the sale of the Series B Preferred Stock and Warrants to the Purchasers in the Placement, excluding any proceeds received from the sale of Securities by the Company to MedPace Inc. In addition to any fees that may be paid to the Placement Agent hereunder, whether or not any Transaction occurs or the Placement Agent’s engagement and/or this Agreement is otherwise terminated by any party or expires, the Company shall reimburse the Placement Agent, promptly upon receipt of an invoice therefor, for all out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of Placement Agent’s counsel, and the reasonable fees and expenses of any other independent experts retained by the Placement Agent) incurred by the Placement Agent in connection with the Transactions and the Engagement Letter (defined below), in an amount not to exceed $35,000 in the aggregate (including the fees and expenses of Placement Agent’s counsel), without the Company’s prior consent (not to be unreasonably withheld); provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement or the Engagement Letter.

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(c) Placement Agent as Independent Contractor. The Company hereby acknowledges that, in connection with the Transactions, (i) the Placement, including the determination of the offering price of the Preferred Stock and Warrants, the initial conversion price of the Preferred Stock and the initial exercise price of the Warrants, and any related discounts, commissions and fees, shall be an arm’s-length commercial transaction between the Company and the Purchasers, (ii) the Placement Agent will be acting as an independent contractor and will not be the agent or fiduciary of the Company or its stockholders, creditors, employees, the Purchasers or any other party, (iii) the Placement Agent shall not assume an advisory or fiduciary responsibility in favor of the Company (irrespective of whether the Placement Agent has advised or is currently advising the Company on other matters) and the Placement Agent shall not have an obligation to the Company with respect to the Transactions except as may be set forth expressly herein, (iv) the Placement Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) the Placement Agent shall not provide any legal, accounting, regulatory or tax advice with respect to the Transactions and the Company shall consult its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

(d) Company Responsible for the Disclosure Package. The Company is and will be solely responsible for the contents of the Disclosure Package and any and all other written or oral communications provided to any actual or prospective purchaser of the Securities with the approval of the Company; and the Company recognizes that the Placement Agent, in acting pursuant to this Agreement, will be using information provided by the Company and its agents and representatives and the Placement Agent does not assume responsibility for, and may rely, without independent verification, on the accuracy and completeness of any such information.

(e) Notification of Potential Purchasers. In order to allow proper coordination of the proposed Placement, during the term of this engagement, the Company will promptly notify the Placement Agent of any potential purchasers known to the Company to be interested in purchasing any of the Securities, and the Company will keep the Placement Agent fully and promptly informed of the status of any discussions or negotiations between the Company and any such potential purchasers.

(f) Confidentiality. The Company agrees that any information or advice rendered by any Placement Agent or any of its representatives in connection with this engagement is for the confidential use of the Company only and the Company will not, and will not permit any third party to, disclose or otherwise refer to such advice or information, or to the Placement Agent, in any manner without the Placement Agent’s prior written consent.

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Section 3. Additional Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a) Placement Agent’s Review of Proposed Amendments and Supplements. During the period beginning on the date hereof and ending on the Closing Date, prior to amending or supplementing the Disclosure Package (including any amendment or supplement of any Public Filing that is incorporated or deemed incorporated by reference therein), the Company shall furnish to the Placement Agent for review a copy of each such proposed amendment or supplement prior to its distribution or filing.

(b) Amendments and Supplements to the Disclosure Package. If, prior to the Closing Date, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the information or documents, or other information or documents incorporated or deemed incorporated by reference, in the Disclosure Package (including any amendment or supplement of any Public Filing that is incorporated or deemed incorporated by reference therein) in order to make the statements therein, in the light of the circumstances when the Management Presentation or any other document contained or incorporated or deemed incorporated by reference in the Disclosure Package is delivered to a Purchaser, not misleading, or if it is otherwise necessary to amend or supplement any portion of the Disclosure Package to comply with law, the Company agrees to promptly prepare and furnish at its own expense to the Placement Agent, amendments or supplements to the Disclosure Package so that the statements therein as so amended or supplemented will not, in the light of the circumstances when the Disclosure Package is delivered to a Purchaser, be misleading or so that the Disclosure Package, as amended or supplemented, will comply with law. Neither the Placement Agent’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under this Section 3 (b).

(c) Copies of any Amendments and Supplements to the Disclosure Package. The Company agrees to furnish the Placement Agent and counsel to the Placement Agent, without charge, as soon as available, as many copies of any amendments and supplements to the Disclosure Package (including any documents incorporated or deemed incorporated by reference therein) as the Placement Agent or its counsel may request.

(d) Marketing. The Company shall participate, and cause its officers and representatives to participate, in the Placement as reasonably requested by the Placement Agent, including meeting and participating in telephonic conferences with prospective purchasers of any of the Securities, and afford prospective purchasers the opportunity to conduct customary due diligence and make inquiries relevant to their investment decisions regarding the Securities.

(e) Blue Sky Compliance. The Company shall cooperate with the Placement Agent and counsel for the Placement Agent to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Placement Agent, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

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(f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described in Section 4.7 of the Securities Purchase Agreement and Schedule 4.7 thereto.

(g) Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Securities.

(h) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(i) No Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise.

(j) Press Release. The Company will not, prior to the earlier of the Closing Date or the termination of this Agreement, issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine communications and presentations in the ordinary course of business and consistent with the past practices of the Company and of which the Placement Agent and its counsel are notified), without the prior written consent of the Placement Agent, unless in the judgment of the Company and its counsel, and after notification to the Placement Agent and its counsel, such press release or communication is required by law.

Section 4. Conditions of the Placement Agent’s Obligations. The obligations of the Placement Agent as provided herein shall be subject to the accuracy of the representations, warranties and agreements of the Company set forth herein as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following conditions:

(a) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the Closing Date, in the sole and absolute discretion of the Placement Agent, there shall have not occurred any Material Adverse Change.

(b) Opinions of Counsel for the Company. On the Closing Date, the Placement Agent shall have received an opinion letter of counsel to the Company, dated as of such Closing Date, expressing (i) each of the opinions substantially in the form set forth on Exhibit F hereto and (ii) each of the opinions expressed in the opinion letter provided to the Purchasers by counsel to the Company on the Closing Date pursuant to the Securities Purchase Agreement. Alternatively, the opinions set forth on Exhibit F hereto may be provided in a separate opinion letter of counsel to the Company, dated as of such Closing Date, addressed and delivered only to the Placement Agent, in which case the opinion letter provided to the Purchasers by counsel to the Company on the Closing Date pursuant to the Securities Purchase Agreement shall also be addressed and delivered to the Placement Agent.

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(c) Officers’ Certificate. On the Closing Date, the Placement Agent shall have received a written certificate executed by the President and Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement and incorporated herein by reference from the Securities Purchase Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has performed, satisfied and complied with all the covenants, agreements and conditions required hereunder at or prior to such Closing Date.

(d) No Material Misstatement or Omission. The Placement Agent shall not have discovered and disclosed to the Company prior to or on the Closing Date that the Disclosure Package, in the opinion of counsel to the Placement Agent, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Placement Agent’s Fees and Expenses. The Placement Agent’s fees and expense reimbursement described in Section 2(b) of this Agreement shall have been paid to the Placement Agent by wire transfer of immediately available funds to an account specified by the Placement Agent to the Company on or prior to the Closing Date; provided, however, that the portion of such expense reimbursement specified by the Placement Agent to the Company to be applied toward the legal fees and expenses incurred by the Placement Agent in connection with the Transactions shall be paid directly to the Placement Agent’s counsel by wire transfer of immediately available funds to an account specified by the Placement Agent or its counsel to the Company on or prior to the Closing Date.

(g) Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents and Securities and all other legal matters relating to the offering, issuance and sale, as applicable, of the Securities and the other Transactions shall be reasonably satisfactory in all material respects to the Placement Agent; and the Company shall have furnished to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Placement Agent, all documents and information that it may reasonably request to enable them to pass upon such matters, including a Secretary’s Certificate, if requested.

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(h) No Material Adverse Change. The Company has not sustained since the date of the latest audited financial statements incorporated or deemed incorporated by reference in the Disclosure Package (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any strike, job action, slowdown, work stoppage, labor dispute or court or governmental action, order or decree or (ii) since such date, there shall not have been any change in the common stock, short-term debt or long-term debt of the Company or any Material Adverse Change, the effect of which, in any such case set forth in clause (i) or (ii), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the Placement or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in this Agreement and the Securities Purchase Agreement.

(i) No Trading Halt or Disruption. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NYSE American, The Nasdaq Stock Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities of the United States, (iii) the United States shall have become engaged in hostilities, there shall have been a significant escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred any other calamity or crisis or any change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the sole discretion of the Placement Agent, impracticable or inadvisable to proceed with the Placement or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in this Agreement and the Securities Purchase Agreement.

(j) Transaction Documents. Each of the Transaction Documents, other than this Agreement, shall be in form and substance reasonably satisfactory to the Placement Agent and shall have been duly executed and delivered by the Company and the other parties thereto, and the Securities shall have been duly executed (as applicable) and delivered by the Company.

(k) Conditions. All conditions to closing set forth in the Securities Purchase Agreement shall be satisfied or, where applicable, waived.

(l) No Injunction. The issuance and sale of the Preferred Stock and the Warrants to the Purchasers shall not be enjoined (temporarily or permanently) on the Closing Date.

(m) Additional Documents. On or before the Closing Date, the Placement Agent shall have received such information, documents and opinions as they may reasonably require in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

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Section 5. Indemnification.

(a) Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent and its affiliates and their respective officers, directors, managers, members, partners, employees and agents, and any other persons controlling the Placement Agent or any of its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the Placement Agent and each such other person being referred to as an “Indemnified Person”), to the fullest extent lawful, from and against all claims, liabilities, losses, damages and expenses (or any actions, claims, suits or proceedings in respect thereof), as incurred (“Losses”) related to or arising out of or in connection with the Placement Agent’s services hereunder, to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where the Securities have been offered or at common law or otherwise (including in settlement of any litigation), insofar as such Losses (or actions in respect thereof as contemplated below) arises out of or is based upon:

(A) (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval in writing of, the Company in connection with the offering of the Securities and the Placement, including any investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii) any breach by the Company of any representation or warranty or failure to comply with any of the covenants and agreements contained or incorporated by reference in this Agreement; and

(B) the violation by the Company of any applicable laws or regulations of any jurisdiction where the Securities have been offered; and to reimburse the Indemnified Person for:

(i) all expenses (including, without limitation, reasonable fees and expenses of counsel chosen by the Placement Agent) as such expenses are incurred by the Placement Agent in connection with investigating, preparing, defending or settling any action or claim for which indemnification has or is reasonably likely to be sought by the Indemnified Person, whether or not in connection with litigation in which any Indemnified Person is a named party; and

(ii) any other Losses incurred by the Placement Agent.

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The indemnity agreement set forth in this Section 5(a) shall be in addition to any liabilities that the Company may otherwise have, including without limitation under Section 19 of the Engagement Letter, dated October 1, 2018 (as the same may be amended from time to time, the “Engagement Letter”), between the Placement Agent and the Company, a copy of which is attached as Exhibit G hereto.

(b) Notifications and Other Indemnification Procedures. Promptly after receipt by an Indemnified Person under this Section 5 of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against the Company under this Section 5, notify the Company in writing of the commencement thereof, but the omission so to notify the Company will not relieve it from any liability which it may have to any Indemnified Person for indemnification, except to the extent that the Company shall have been materially prejudiced by such failure. In case any such action is brought against any Indemnified Person and such Indemnified Person seeks or intends to seek indemnity from an Company, the Company will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person; provided, however, if the defendants in any such action include both the Indemnified Person and the Company and the Indemnified Person shall have reasonably concluded that a conflict may arise between the positions of the Company and the Indemnified Person in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Company, the Indemnified Person or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or parties. Upon receipt of notice from the Company to such Indemnified Person of the Company’s election so to assume the defense of such action and approval by the Indemnified Person of counsel, the Company will not be liable to such Indemnified Person under this Section 5 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof unless (i) the Indemnified Person shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the Company, representing the indemnified parties who are parties to such action) or (ii) the Company shall not have employed counsel satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company.

(c) Settlements. The Company under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Person against any Losses by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the Company to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by Section 5(b) hereof, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Indemnified Person, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent includes (i) an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

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Section 6. Contribution. If the indemnification provided for in Section 5 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an Indemnified Person in respect of any Losses referred to therein, then the Company shall contribute to the aggregate amount paid or payable by such Indemnified Person, as incurred, as a result of any Losses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, from the Placement pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the Placement pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the Placement pursuant to this Agreement (before deducting expenses) received by the Company, and the fee received by the Placement Agent in connection with the Placement. The relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Placement Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 6, the aggregate contribution of all Indemnified Persons to all Losses shall not exceed the amount of the fees actually received by the Placement Agent pursuant to this Agreement with respect to the services rendered pursuant to this Agreement.

The Company agrees to reimburse the Indemnified Persons for all expenses (including, without limitation, reasonable fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any action or claim for which contribution has been sought by the Indemnified Person, whether or not in connection with litigation in which any Indemnified Person is a named party.

The provisions set forth in Section 5(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 5(b) for purposes of indemnification.

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The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each officer and employee of the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Placement Agent.

Section 7. Effectiveness of this Agreement; Termination; and Survival.

(a) This Agreement shall become effective upon signing by the parties hereto.

(b) The Placement Agent may resign and terminate this Agreement at any time and the Company may terminate the Placement Agent’s services and terminate this Agreement at any time, in each case by giving at least fifteen (15) days’ prior written notice thereof to the other party. If the Placement Agent resigns because of the failure of any condition specified in Section 4 to be satisfied when and as required (whether or not the Company’s fault directly or indirectly) or the Company terminates the Placement Agent’s services for any reason, the Placement Agent and its counsel shall be entitled to receive all of the amounts due pursuant to and in accordance with the Engagement Letter up to, and including, the effective date of such expiration, termination or resignation, as the case may be.

(c) The respective representations, warranties and other statements of the Company and its officers and the agreements, covenants and the indemnities set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or the Company or any of its or their partners, members, officers, directors, employees, agents or representatives, or any controlling person of the Placement Agent, as the case may be, and will survive delivery of and payment for the Securities sold hereunder or any termination of this Agreement (for whatever reason).

Section 8. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent:

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, NY 10022

Email: db@allianceg.com

Attention: David Bocchi

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Facsimile: (212) 983-3115
Attention: Anthony J. Marsico, Esq.

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If to the Company:

Ritter Pharmaceuticals, Inc.

1880 Century Park East, Suite 1000

Los Angeles, CA 90067

Facsimile: (310) 919-1600

Attention:

with a copy to:

Reed Smith LLP

1901 Avenue of the Stars

Suite 700

Los Angeles, CA 90067-6708

Facsimile: (310) 734-5299

Attention: Michael Sanders, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 9. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 5 and Section 6, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Purchaser.

Section 10. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 11. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the Transactions (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.

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Section 12. General Provisions. This Agreement and the Engagement Letter constitute the entire agreement of the parties to this Agreement with respect to the subject matter hereof and thereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof and thereof, except for those certain terms incorporated into this Agreement from the Securities Purchase Agreement. Nothing in this Agreement should be read to limit or otherwise modify the terms and other provisions of the Engagement Letter, provided that, in the event any terms of the Engagement Letter or Indemnification Letter are inconsistent with or contradict any terms of this Agreement, this Agreement shall govern. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The failure by any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 5 and the contribution provisions of Section 6, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 5 and 6 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Disclosure Package (and any amendments and supplements thereto), as required by the Securities Act, the Exchange Act and any other applicable law.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

RITTER PHARMACEUTICALS CORPORATION

By:
Name:
Title:

The foregoing Placement Agency
Agreement is hereby confirmed
and accepted by the Placement Agent
in New York, New York as of the
date first above written.

A.G.P./ALLIANCE GLOBAL PARTNERS

By:
Name:	David Bocchi
Title:	Head of Investment Banking

EXHIBIT A-1

FORM OF SERIES B CERTIFICATE OF DESIGNATIONS

Exhibit A-1

EXHIBIT A-2

FORM OF SERIES C CERTIFICATE OF DESIGNATIONS

Exhibit A-2

EXHIBIT B

FORM OF WARRANTS

Exhibit B

EXHIBIT C

FORM OF SECURITIES PURCHASE AGREEMENT

Exhibit C

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit D

EXHIBIT E

FORM OF ESCROW AGREEMENT

Exhibit E

EXHIBIT F

OPINION OF COMPANY COUNSEL

References to the Disclosure Package in this Exhibit F include any supplements thereto at the Closing Date.

1. The execution, delivery and performance of each of the Engagement Letter, the Placement Agency Agreement and the Escrow Agreement by the Company have been duly authorized by all necessary corporate action of the Company and each has been duly executed and delivered by the Company.

2. Each of the Engagement Letter, the Placement Agency Agreement and the Escrow Agreement constitutes a valid and binding obligation of the Company and each is enforceable against the Company in accordance with its terms.

3. The execution, delivery and performance of each of the Engagement Letter, the Placement Agency Agreement and the Escrow Agreement by the Company, in each case will not, with or without the giving of notice or the lapse of time or both, (a) result in any breach of or constitute a default under the Certificate of Incorporation or Bylaws, (b) contravene any provision of New York law, federal law or the DGCL, or any rule or regulation thereunder, in each case that, in our experience, is typically applicable to transactions of the nature contemplated by the Engagement Letter, the Placement Agency Agreement and the Escrow Agreement and is applicable to the Company, (c) to our knowledge, result in any breach of or constitute a default under any currently effective decree, judgment or order currently applicable to the Company, or (d) result in any breach of or constitute a default under any Material Agreement.

4. No consent, approval, authorization or other order of, or registration or filing with, any United States federal, New York or Delaware court or other governmental or regulatory authority or agency that, in our experience, is normally applicable to transactions of the type contemplated by the Engagement Letter, the Placement Agency Agreement and the Escrow Agreement is required for the consummation of the transactions contemplated by the Engagement Letter, the Placement Agency Agreement and the Escrow Agreement, except for the filing of a Form D under the Securities Act, and such consents, approvals, authorizations, orders and registrations or filings as may be required under applicable state securities laws, as to which we express no opinion, and from the NASDAQ Capital Market (which has been obtained).

5. We confirm to you that we are not representing the Company in any pending litigation in which the Company is a named defendant that challenges the validity or enforceability of any of the Engagement Letter, the Placement Agency Agreement or the Escrow Agreement, or seeks to enjoin the performance of or the consummation of any of the transactions contemplated by any of the Engagement Letter, the Placement Agency Agreement and the Escrow Agreement.

Exhibit F

EXHIBIT G

ENGAGEMENT LETTER

Exhibit G